Exhibit 99.3

LETTER OF TRANSMITTAL

With respect to the Exchange Offer Regarding the

€ 250,000,000 10% Senior Notes due 2019 issued by Infor (US), Inc.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON             , 2012

Deliver to: Citibank, N.A. (the “Exchange Agent”)

By Facsimile (Eligible Institutions Only): +44(0) 20 3320 2405 (provide call back telephone number on fax cover sheet for confirmation)	By Mail, Overnight Courier or Hand: Citibank, N.A., 13th Floor Citigroup Centre, Canada Square London E14 5LB, United Kingdom Attention: Exchange Team

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

To My Broker or Account Representative:

I, the undersigned, hereby acknowledge receipt of the Prospectus, dated             , 2012 (the “Prospectus”) of Infor (US), Inc., a Delaware corporation (the “Issuer”) and this letter of transmittal [and the instructions hereto] with respect to the Issuer’s exchange offer of an aggregate principal amount of up to €250,000,000 of the Issuer’s 10% Senior Notes due 2019 (the “Exchange Notes) for an equal principal amount of our outstanding 10% Senior Notes due 2019 (the “Original Notes”.) which have been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) set forth therein (the “Exchange Offer”). I understand that the Exchange Offer must be accepted on or prior to 5:00 PM, New York City Time, on             , 2012.

This letter instructs you as to action to be taken by you relating to the Exchange Offer with respect to the the Original Notes held by you for the account of the undersigned.

The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT): €              of the Original Notes.

With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

☐ TO TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT AT MATURITY OF ORIGINAL NOTES TO BE TENDERED, IF ANY): €

☐ NOT TO TENDER any Original Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, the undersigned hereby represents for the benefit of the Issuer and you that:

1.	The undersigned is acquiring the Exchange Notes, for which the Original Notes in the ordinary course of its business;

2.	The undersigned does not have an arrangement or understanding with any person to participate in the distribution (as defined in the Securities Act) of Exchange Notes;

3.	The undersigned is not an “affiliate,” as defined under Rule 405 of the Securities Act, of the Issuer; and

4.	The undersigned is not a broker–dealer and does not engage in, and does not intend to engage in, a distribution of the Original Notes or the Exchange Notes.

If the undersigned is a broker–dealer, and acquired the Original Notes as a result of market making activities or other trading activities, the undersigned represents that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Original Notes pursuant to the Exchange Offer.

The undersigned also authorizes you to:

(1)	confirm that the undersigned has made such representations; and

(2)	take such other action as necessary under the Prospectus to effect the valid tender of such Original Notes.

The undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no–action letters that are discussed in the section of the Prospectus entitled “Exchange Offer.”

Name of beneficial owner(s):

Signatures:

Name (please print):

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Address:

Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

Because all of the Original Notes are held in book–entry accounts maintained by the Exchange Agent through Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream, Luxembourg, a holder need not manually execute this Letter of Transmittal, provided, however, that tenders of Original Notes must be effected in accordance with the procedures mandated by Euroclear or Clearstream, Luxembourg, as the case may be. However, all holders who exchange their Original Notes for Exchange Notes in accordance with the procedures outlined in the Prospectus will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the Letter of Transmittal.

YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. [THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED]. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

This Letter of Transmittal is to be used if certificates of Original Notes are to be forwarded herewith. Delivery of documents to a book–entry transfer facility does not constitute delivery to the Exchange Agent.

The term “Holder” with respect to the Exchange Offer means any person in whose name Original Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Original Notes must complete this letter in its entirety..

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